                                     LEASE

         THIS INDENTURE OF LEASE, made and entered into this 29th day of September 1993 by and between Combined Properties/Reseda Associates Limited Partnership, a Washington, DC limited partnership.

Hereinafter called "Lessor", owner of the hereinafter demised premises, and SUPER TRAK CORPORATION, a Delaware corporation hereinafter called "Lessee".

                                  WITNESSETH:

         That for and in consideration of the rental hereinafter reserved and of the mutual covenants, agreements and conditions hereinafter contained Lessor does hereby lease, let, and demise unto Lessee, and Lessee does hereby take accept, and rent from Lessor, those certain premises containing approximately 9,840 square feet referred to as the "demised premises" or the "premises") situated in the City of Reseda County of Los Angeles State of California now known as a portion of Loehmann's Plaza Shopping Center and more particularly described in Schedule A attached hereto and made a part hereof and shown on a plot plan attached to and made a part of said Schedule A, together with all easements, rights, and appurtenances in connection therewith or thereunto belonging. The Lessor's property is sometimes referred to herein as the "shopping center".

         This Lease is made for the term and upon the covenants and agreements hereinafter expressed to wit:

ARTICLE I: TERM October 15, 1993 (hereinafter referred to as the "Commencement Date")

         3. The term of this Lease shall, except as hereinafter provided, end at midnight on the last day of the 120th full calendar month after the commencement of the term.

ARTICLE II:      RENTAL

         1. Lessee shall pay to Lessor as minimum fixed rent for the demised premises the sums provided for in Schedule C, paragraph 1 hereof. The rent for periods of tenancy of less than a month are to be calculated at a daily rate.

         2. In addition to the minimum fixed rent set forth in paragraph 1 hereof, Lessee agrees that with respect to each calendar year during the term hereof, Lessee shall pay to Lessor, as percentage rent, a sum equal to the amount by which 3% of all gross sales (as hereafter defined) made during such calendar year exceeds the minimum fixed rent for such calendar year.

         3. The term "gross sale", as used herein, is hereby defined as the amount of gross sales made upon credit or for cash upon the demised premises, plus the gross compensation or consideration received or receivable for services rendered to customers in the conduct of business upon the demised premises, but less the following (i) discounts on sales to employees; (ii) any sales tax, gross receipts tax or similar tax by whatever name called, payable by reason of such sales to the state or federal government in accordance with state or federal sales tax law, or any amendment thereof or payable under any other tax law taxing according to sales, gross volume, gross receipts, now in effect or which may hereafter be adopted by duly constituted governmental authority; (iii) transfers of merchandise inter-store and for convenience only made by Lessee or its affiliated companies; (iv) credits or refunds made to customers for merchandise purchased at the premises and later returned or exchanged; (v) sales of postage stamps, (vi) any sale of store fixtures or store equipment; (vii) merchandise or other things of value issued in redemption of trading stamps or gift certificates issued by Lessees free of charge to its customers in connection with any sales promotion program; (viii) returns of merchandise to suppliers or manufacturers.

         4. The percentage rent, if any, shall be paid by Lessee on or before the twentieth (20th) day of February for the preceding calendar year. Nothing in this Lease shall be construed to entitle Lessor to percentage rent in the event Lessee closes its store, or assigns or subleases to an entity whose sales are insufficient to generate percentage rent in any calendar year.

         5. Lessee covenants and agrees to keep true and accurate records of account showing all receipts derived by it from gross sales on the demised premises. Lessee shall submit to Lessor on or before the twentieth (20th) day of February, a complete statement by Lessee showing in all reasonable detail the amount of the gross sales. No inadvertent mistake by Lessee in the preparation of such statements shall be deemed to be a breach of any covenant of this Lease. Lessor is hereby given permission to inspect personally, or by its authorized agent or representative, the books of account of Lessee relating to records of sales made upon the demised premises on any occasion during each calendar year (but not those of general accounting), at any reasonable time during the usual business hours of Lessee for the purpose of determining the amounts of rental due and payable hereunder. Lessee shall be required to preserve its records on which any statement is based for a period of two years after such statement is rendered and no more, and if Lessor fails to object in writing to any statement for a period of twenty-four (24) months after the rendering thereof, such statement shall conclusively be presumed to be correct. If receipts from gross sales shall
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be found to be understated by two percent (2%) or more, Lessee shall bear the cost of such inspection, otherwise Lessor shall bear the cost of inspection. Lessee shall promptly pay to Lessor any deficiency or Lessor shall promptly refund to Lessee any overpayment, as the case may be, which is established by such inspection.

         6. Whenever the Demised Premises shall be rendered untenantable in whole or in part by reason of condemnation or by reason of any casualty or by reason of eminent domain proceedings, or by any taking or repair occasioned thereby, then and in each and all such cases, Lessee shall be allowed an abatement of rent and other charges payable hereunder in whole or in part based upon the duration and the extent of such interrupted enjoyment.

         7. Payments of rental hereunder are to be made to Lessor c/o P.O. Box 1012, Merrifield, Virginia 22116 or to such other person or corporation and at such other place as shall be designated in writing by notice given as provided in Article XX of this Lease on the first day of each month during term.

ARTICLE III:  POSSESSION

         2. The Lessor agrees that possession of the demised premises shall not be deemed premises shall not be deemed to have been given to Lessee unless the demised premises are free and clear of all tenants and occupants (other than the Lessee) and the rights of either, and also free of liens, encumbrances, and violations of laws, ordinances, and regulations relating to the use, occupancy and construction of the building on the demised premises which would interfere with Lessee's occupancy and use thereof.

         3. The Lessor agrees that the Lessee, upon paying the rental and performing the covenants of this Lease, may quietly have, hold and enjoy the demised premises during the term hereof or any extension thereof.

         4. The Lessor covenants that as of the date hereof it has good and marketable title to the demised premises in fee simple or a leasehold interest therein for a term exceeding the term of the Lease herein, and as it may be extended. Lessor further covenants that the demised premises is not subject to any leases, subleases, tenancies, agreements, encumbrances, liens, defects in title, laws, ordinances, zoning regulations or restrictive covenants, which will prevent the Lessee from conducting its usual business or any department thereof in the demised premises or which will prevent the Lessee from using the ground floor of the demised premises as one undivided sales area.

         7. Lessee covenants that it will execute an agreement subordinating this Lease to any mortgage or deed of trust subsequently placed upon the demised premises, provided that Lessor executes and procures execution by each and every such mortgagee or holder of a deed of trust of the said subordination agreement executed by Lessee which will incorporate, among other things, provisions to the following effect:

                 (a) That the mortgagee or holder involved will at all times and under all conditions including but not limited to any foreclosure or other repossession proceedings, recognize permit and continue the tenancy of Lessee or its permitted successors and assigns, on the demised premises under the provisions of and for the then remaining term of this Lease.

                 (b) That the mortgagee or holder involved will require that any purchaser or purchasers acquiring the property covered by this Lease shall take said property subject to this Lease so that the rights of Lessee or those holding under Lessee shall not be interfered with or affected in any manner or means.

ARTICLE IV:  HOLDING OVER

         1. If Lessee shall hold over, Lessee shall become a tenant from month to month upon the same terms as herein provided (except the minimum fixed rent and other charges shall be 150% of the amounts payable prior to such holdover) until the tenancy shall be terminated at the end of a month by the giving of at least thirty (30) days written notice by either party hereto to the other, stating the intention of the party giving such notice so to terminate the tenancy.

ARTICLE V:  USE OF PREMISES

         1. The demised premises may be used by the Leasee for the purpose of conducting an automobile parts and accessories store selling such items as are sold in other auto parts and accessory stores and Lessee's other Super Trak Auto stores in the Los Angeles County metropolitan area.

         2. Lessee agrees that it will conduct its said business on the demised premises in a lawful manner and in compliance with all governmental laws, rules, regulations, and orders, and that Lessee will at its own cost and expense comply with all such governmental laws, rules, regulations, and orders as may be applicable to the business of Lessee conducted in the demised premises; and that any changes, alterations, improvements, or additions, structural or otherwise, to or of the demised premises or any part thereof, which may be made necessary or required by reason of any law, rule, regulation or order, promulgated by competent governmental authority, shall be made by and at the sole cost and expense of Lessee.

         3. If at any time after execution hereof until expiration or sooner termination of this Lease, Lessee is prohibited by any federal, state or municipal law, rule or regulation from remodeling, opening, or operating the premises as provided herein, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor, whereupon this Lease shall terminate thirty days after the date of such notice when Lessee surrenders possession of the premises to Lessor.

         4. Nothing herein contained shall require Lessee to continuously operate an automobile parts store or any other particular type of business.

         5. Lessee shall have the right to install, at its cost and expense, any signs on the interior of the demised premises. SEE SCHEDULE C, PARAGRAPH 13.

         6. Lessor acknowledges that Lessee may lease some or all of the equipment, signs, and furnishings to be installed by Lessee upon the demised premises. In consideration of the execution of this Lease, Lessor agrees that notwithstanding anything in this Lease to the contrary, Lessor will execute Lessor's Subordination Agreement which is attached hereto as Schedule E and such other documents deemed reasonably necessary by the Lessor(s) of such items to affectuate the subordination of Lessor's interest therein.

         7. Lessees shall have the right at any time on or before the termination of this Lease to remove from the demised premises all merchandise, signs, fixtures, furniture, furnishings, partitions, and equipment installed and owned by Lessee; provided, however, that Lessee repair any damage to the demised premises caused by any such removal, and further provided Lessee is not in default under this Lease.

ARTICLE VI:  UTILITIES AND TRASH STORAGE

         1. Lessee covenants to pay during the term hereof all metered electric, water and gas charges in connection with its occupancy and use of the demised premises. Lessee shall install, at its cost and expense, the necessary meters to measure Lessee's consumption of said services.

         2. Lessor shall provide an area adjacent to the premises where Lessee can store trash and necessary trash receptacles.

ARTICLE VII:  COVENANTS AGAINST LIENS, TAXES

         1. Throughout the term hereof all personal property taxes on the fixtures and equipment in the demised premises shall be assessed to and paid (before delinquency) by the respective legal owner's thereof. All taxes and assessments of every kind and character whatsoever against the demised premises or the property of which the demised premises are a part shall be paid by Lessor prior to delinquency, provided, however, that the taxes or assessments to be paid as aforesaid by Lessor shall not include any tax payable by the Lessee as a condition of doing business or any franchise tax or license fee levied by the state in which the demised premises are located against or upon Lessee, or any tax on any fixtures owned by the Lessee, or on any personal property of Lessee even though the same might from time to time be levied or charged or become a lien against the demised premises. SEE SCHEDULE C, PARAGRAPH 3.

         2. Lessee covenants that it will not, during the term hereof, suffer or permit any lien to be attached to or upon the demised premises, or any portion thereof, by reason of any act or omission on the part of Lessee, and hereby agrees to save and hold harmless Lessor from of against any such lien or claim of lien. In the event any such lien does attach or any claim of lien is made against the demised premises which may be occasioned by any act or omission upon the part of Lessee, and shall not be released with fifteen (15) days after notice from Lessor to Lessee so to do, Lessor in its sole discretion may pay and discharge the same and relieve the demised premises form any such lien, and Lessee agrees to repay and reimburse Lessor, upon demand, for or on account of any amount which may be paid by Lessor in discharging such lien or claim together with interest at the rate of twelve percent (12%) per annum from the date of the expenditure by Lessor to the date of repayment by Lessee; provided, however, that if Lessee desires to contest the validity or correctness of any such lien it may do so provided that it shall first furnish Lessor with a good and sufficient bond indemnifying Lessor against any loss, liability or damages, on account thereof.

ARTICLE VIII:  REPAIRS

         1. Lessee shall keep the interior of the demised premises including the fixtures and equipment in good condition and repair, excepting for obsolescence, ordinary physical depreciation, ordinary wear, tear, and such repairs as under this Lease Lessor is required to make. If the demised promises be part of an entire center or building containing general systems of electricity and plumbing, Lessee shall have no responsibility for the same beyond the demised premises unless serving the premises exclusively and shall be responsible for any portions thereof running through, in, or across the demised premises. Lessor agrees to keep said general systems in repair so that the portions thereof which are a part
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of and serve the demised premises will function properly if such portions are kept in good condition and repair by Lessee.

         2. Lessee covenants that it will at its own cost and expense make all necessary repair and replacements to the heating and air conditioning, plumbing, electrical and mechanical systems, to the roof (including the skylights and trap doors), gutters, down-spouts, exterior walls, including the store front and structural walls of the demised premises the structural portions of the building of which the demised premises are a part, the sidewalks and alleys adjacent thereto, during the entire term of this Lease and Lessee covenants that it will promptly make and complete any such repairs and that it will repair any and all damage to the demised premises which may result from its failure to make the same within a reasonable time after being notified by Lessor that repairs are needed lessor shall not be responsible for any repairs or replacements to the demised premises except as specifically provided herein however, Lessor represents to Lessee that the roof is water tight and in good condition, and the structure of the demised premises is sound.

         4. Lessor at all reasonable times shall have the right to post and keep posted on the demised premises statutory notices of non-responsibility which Lessor may deem to be necessary for the protection of Lessor and said property from mechanics' liens or liens of a similar nature.

         5. Lessee shall have the right at any time to make such non-structural additions, repairs, alterations, changes, or improvements, in or to the demised premises as Lessee may deem necessary, proper or expedient in the operation of the demised premises (including, but without in any wise limiting the generality of the foregoing language, modifying or changing the utility lines, air conditioning ducts, interior square footage of the premises, modifying interior walls, provided airways, that no work done by Lessee shall adversely affect the structural strength of said building or the value of the shopping center, and provided further, the Lessee shall pay promptly for all such work done by it or upon its order. Nothing herein contained shall be construed to require Lessee to make or pay for any repair, alteration, improvement, or addition, or to do any other act or thing which Lessor is required to make or do under any provision of this Lease, or which is required or becomes necessary at any time because of any failure of Lessor to perform any of its obligations hereunder.

         6. Lessor hereby reserves the right for itself or its duly authorized agents and representatives at all reasonable times during business hours of Lessee to enter upon the demised premises for the purpose of inspecting the same or to show the same to any prospective purchaser, and for the purpose of making any necessary repairs to or upon the building of which the demised premises are a part, but such right shall be exercised reasonably and so as to cause the least possible inconvenience to Lessee, and so as not to unreasonably interfere with its business.

         7. With respect to any repairs to the demised premises and to the building of which the same are a part which the Lessor is required to make, Lessor covenants that the same shall be made with reasonable dispatch and in such a manner and at such time as to cause the least possible inconvenience to Lessee in the conduct of its business, and that Lessor shall be permitted to enter upon the demised premises for the purpose of making such repairs. In the event of an emergency requiring immediate action e.g., danger to health, life or property, fire, water seepage, sewer back-up, cessation or interruption of any facility serving the demised premises, and the like (herein called "Emergency"), Lessee may repair the cause of the emergency whether the means of repairing the same are located within the demised premises or other portions of Lessor's property, prior to giving any written notice to Lessor, provided, however, that Lessee shall notify Lessor within three (3) business days after expiration of the Emergency.

         8. Lessee shall at the end of the term hereof, or of any extension thereof, surrender the demised premises together with any personal property therein belonging to Lessor, and alterations made thereto, in good order, repair, and condition, except for damage caused by obsolescence, ordinary physical depreciation, or ordinary wear and tear, and except for the matters and things which Lessor is required to do or repair under this Lease.

         9. This Article VIII is subject and subordinate to Article IX of this Lease.

ARTICLE IX:  DAMAGE BY FIRE, ETC.

         1. If the demised premises, or the building of which they are a part, shall be destroyed or damaged from any cause other than ordinary wear and tear, ordinary physical depreciation or obsolescence covered by standard "all risk: insurance, Lessor shall forthwith repair, restore and rebuild the same with all reasonable dispatch and diligence including restoration and repair of all fixtures and equipment in the demised premises owned by Lessor and so damaged or destroyed and, after repair, restoration and rebuilding, Lessor shall give possession to the Lessee of the same space in said building as is herein demised without diminution or change of location.

         2. If the entire demised premises shall be rendered untenantable by reason of any such damage, the minimum fixed rent and any other charges payable by Lessee under this Lease shall abate for the period from the date of such damage until the earlier to occur thirty (30) days following substantial completion of Lessor's restoration work placing the demised premises in at least as good condition as existed at commencement of the term hereof or (ii) the day that Lessee opens the demised premises for business with the public.
If only a part of the demised premises shall be rendered untenantable, the rent and other charged payable by Lessee shall abate for such period in the proportion that the floor area of the demised premises so rendered untenantable bears to the original floor area of the demised premises.

         3. Anything in this Article IX to the contrary notwithstanding, if, by reason of any of the causes referred to in paragraph 1 hereof, the demised premises or the building of which the same are a part shall be destroyed or damaged at any time prior to the last twelve (12) months of the term hereof and is not substantially restored within a period of one hundred twenty (120) working days from and after the date of the casualty or if such damage or destruction occurs during the last twelve (12) months of the term hereof and the demised premises or the building of which the same are a part is not substantially restored within a period of sixty (60) working days from and after the date of the casualty, this Lease may be terminated upon written notice by Lessee to Lessor. Upon such termination Lessee shall be relieved from all liabilities hereunder except the liability to pay rent up to the date of such damage or destruction and any accrued charges, costs, and expenses required to be paid by Lessee hereunder.

         5. If any restoration required under this Article IX is not completed in accordance with the terms hereof, with Lessor having the obligation to exercise all due diligence to expedite restoration, Lessee shall have the option to terminate this Lease, by written notice, at any time following Lessor's default in its restoration obligation, unless, at such time, restoration has been substantially completed by Lessor.

ARTICLE X:  INSURANCE

         1. Lessee agrees that it will at all times during the term of this Lease maintain in force an insurance policy or policies which will insure Lessor against liability for bodily injury to persons or damage to property occurring on the demised premises, the limits of liability under such insurance to be not less than Five Hundred Thousand Dollars ($500,000) for any one person injured, One Million Dollars ($1,000,000) for any one accident, and One Hundred Thousand Dollars ($100,000) for property damage.

         2. Lessor agrees that it will throughout the term of this Lease maintain in force fire insurance with extended coverage endorsement attached, to the extent of at least ninety percent (90%) of the full insurable replacement value thereof on the building of which the demised premises are a part, including all improvements made pursuant to this Lease and on all fixtures and equipment therein on which Lessor is legal owner in good and solvent insurance companies.

         3. Lessor and Lessee each hereby release the other, its officers, and employees, and waive any claim against the other, its officers, and employees, for damages to or destruction of each other's property, real or personal, including adjacent property and consequential loss or damage, caused by fire or any risk enumerated in a standard form of fire insurance policy and extended coverage endorsement, whether due to the negligence of either Lessor or Lessee, or otherwise.

         4. If Schedule A of this Lease provides Lessee and others with common use of designated parking areas, sidewalks, malls, and other common areas, Lessor agrees that it will at its cost and expense throughout the term of this Lease maintain in force insurance, which shall be primary and non-contributing with any insurance maintained by Lessee, to insure Lessee against liability for bodily injury to persons or damage to property occurring in or about said common areas. The limits of liability under such insurance shall be not less than Five Hundred Thousand Dollars ($500,000) for any person injured, One Million Dollars ($1,000,000) for any one accident, and One Hundred Thousand Dollars ($100,000) for property damage. SEE SCHEDULE C, PARAGRAPH

         5. Lessee may self-insure for the amount of any insurance required to be carried under Article X, (i) under any plan of self-insurance which it may from time to time have in force and effect provided it furnishes upon request evidence satisfactory to Lessor and to Lessor's lender of the existence of an insurance reserve adequate for the risks covered by such plan of self-insurance, or (ii) under a blanket policy, or policies, covering other liabilities of Lessee and its subsidiaries, controlling or affiliated corporation, or (iii) partly under such a plan of self-insurance and partly under such blanket policies. Any portion of any risk for which Lessee is self-insured shall be deemed to be an insured risk under this Lease.

         6. Lessor and Lessee shall each cause to be issued to the other, at any time upon request, appropriate certificates of insurance evidencing compliance with the foregoing covenants. Such certificates shall provide that if the insurance is cancelled or materially changed during the policy period, the insurance carrier will make every effort to notify the party to whom such certificate is addressed ten (10) days prior to the effective date of cancellation or material change.

ARTICLE XI:  ASSIGNMENT AND SUBLETTING - SEE SCHEDULE C, PARAGRAPH 11.

         2. This lease binds, applies to and inures to the benefit of, as the case may require, the heirs, executors, administrators, successors, and assigns of the Lessor and the successors and assigns of the Lessee.

ARTICLE XII:  EMINENT DOMAIN

         1. If any part of the premises shall be taken under the power of eminent domain, or if thirty percent (30%) or more of the common areas in the shopping center or thirty percent (30%) or more of the area in the shopping center occupied by other stores is so taken, then and in any of such events, Lessee may, by giving written notice to Lessor within sixty (60) days after such taking, terminate this Lease as of the date of such notice. In the event that Lessee does not have the right to terminate this Lease as the result of a taking under the standards hereinabove set forth, or if Lessee has such right but elects not to exercise such right within said sixty (60) day period, then Lessor shall make such repairs and alterations as may be necessary to restore the presses and/or any other portion of the shopping center as nearly as practicable to complete units of like quality and character as existed just prior to such taking.

         2. The condemnation award shall belong solely to the Lessor, except for any portion of the award attributable to Lessee's fixtures or equipment. In addition Lessee shall have the right to claim any compensation as may be separately awarded or receivable by Lessee in Lessee's own right on account of any cost or loss Lessee may suffer for the removal of its merchandise, furniture, fixtures or equipment, the loss of the unamortized value of the improvements made pursuant to Schedule B of this Lease or any other element of special damage separately recoverable by the Lessee.

ARTICLE XIII:  ATTORNEY FEES

         1. In the event either party hereto brings or commences legal proceedings to enforce any of the terms of this Lease, the successful party in such action shall then be entitled to receive and shall receive from the other of said parties, in every such action commenced, a reasonable sum as attorney's fees and costs, to be fixed by the court in the same action.

ARTICLE XIV:  PERMITS AND LICENSES

         1. Lessee shall apply for and secure any building permit or permission of any duly constituted authority for the purpose of doing any of the things which Lessee is required or permitted to do under the provisions of this Lease.

         2. Without limiting the foregoing, Lessor agrees that, in all such cases, and whenever and as often as requested so to do by Lessee, Lessor will in its own name apply for and secure any such permit or license.

         3. Lessee agrees to indemnify and save harmless Lessor from loss or damage by reason of any authority granted in this Article XIV or by reason of any such application or consent.

ARTICLE XV:  EXTENSION

         1. Lessee shall have the right to extend the term of this Lease upon the same terms, covenants, and conditions as herein contained, and at the rental as herein reserved for two (2) additional consecutive periods of five
(5) years from and after the expiration date hereof, by giving Lessor notice in writing at least (6) months prior to such expiration date and prior to each such extended expiration date, notifying Lessor of Lessee's intention to so extend said term, provided, however, that in the event that Lessee fails to give such notice of extension, Lessee shall not be deemed to have waived the right to that extension or any extension thereafter until Lessor gives Lessee written notice of Lessee's failure to exercise such right of extension and affords Lessee a period of ten (10) days after receipt of such notice to exercise that right of extension by giving Lessor written notice thereof.

ARTICLE XVI:  BANKRUPTCY

         1. If Lessee be adjudicated a bankrupt, or seeks any relief under bankruptcy laws, voluntary or not, or makes a general assignment for the benefit of creditors, or if any receiver of Lessee, or any sheriff, marshal, constable, or keeper takes possession of the demised premises by virtue of any appointment of such receiver by a court of competent jurisdiction or by virtue of any attachment or execution against Lessee, and if the premises are not released from the possession of such receiver, sheriff, marshal, constable, or keeper, and restored to the possession of Lessee within thirty (30) days after the taking of such possession, such adjudication assignment, appointment, or action shall constitute a default by the Lessee as provided in Article XVII of this Lease, and shall give Lessor only the same right and remedy as provided in
Article XVII.

ARTICLE XVII:  LESSEE'S DEFAULT IN RENT

         1. If Lessee shall fail to pay the rent when the same is due, and the same remains unpaid for fifteen days after Lessor has given Lessee written notice that the same has not been paid, then Lessor may, at its option, in addition to any other right provided for by law, terminate and cancel this Lease, and re-enter and take possession of the demised premises, remove Lessee's property therefrom and place the same in storage in a public warehouse at the expense and risk of Lessee. SEE SCHEDULE C, PARAGRAPH 5.

ARTICLE XVIII:  OTHER DEFAULTS BY LESSEE

         1. If the Lessee shall be in default in the performance of any of the terms or provisions of this Lease, other than in the payment of rent, and if the Lessor shall give to the Lessee notice in writing of such default, specifying the nature thereof, and if Lessee shall fail to cure such default within thirty (30) days after the date of receipt of such notice, or in case the default is of such a character as to require more than thirty (30) days to cure then if Lessee shall fail to use reasonable diligence in curing such default, then and in any such event the Lessor may cure such default for the account of and at the cost and expense of the Lessee, and the sum so expended by the Lessor shall be deemed to be additional rent and shall be paid by the Lessee on the day when rent shall next become due and payable. SEE SCHEDULE C, PARAGRAPH 5.

ARTICLE XIX:  COMMON AREA MAINTENANCE - SEE SCHEDULE C, PARAGRAPH 6

ARTICLE XX:  NOTICES

         1. Any notices, demands, and the like, which are required to be given hereunder or which either party hereto may desire to give to the other shall be given in writing by mailing the same by certified United States mail, return receipt requested, postage prepaid, addressed to the Lessor: c/o Combined Properties Incorporated, 1899 L Street, N.W., 9th floor, Washington, D.C. 20036 or to Lessee at 3300 75th Avenue, Landover, Maryland 20785, attention of the Legal Department, or to such other addresses as the respective parties may from time to time designate by notice given as provided in this Lease. Notices shall be deemed served on the date on which personally delivered or, if sent by mail, on the third (3rd) day after being posted.

         2. If the Lessor be more than one person, notice by Lessee or payment by Lessee to any one of them is notice or payment to all. If the Lessor be more than one person, Lessee may act on notice from any Lessor, and in the case of conflicting notices may recognize any one of them as valid and disregard the others, but shall take reasonable steps to determine which notice shall be followed by inquiry to Lessor in writing.

ARTICLE XXI: SHORT FORM LEASE

         2. This Lease is the only agreement between the parties hereto. All negotiations and oral agreements acceptable to both parties are included herein.

ARTICLE XXII:  MISCELLANEOUS PROVISIONS

         1. Whenever in this Lease any words of obligation or duty regarding either of the parties are used, such words shall have the same force and effect as though in the express form of covenants. Whenever appropriate from the context, the use of any gender shall include any other or all genders, and the singular number shall include the plural, and the plural shall include the singular.

         2. The captions heading the various articles of this Lease are for convenience and identification only, and shall not be deemed to limit or define the contents of their respective paragraphs.

         3. Lessee may make payment or give any notice to the Lessor, despite any succession or assignment, and be protected in so doing, until it has written notice from Lessor or in the case of Lessor's death, if he be a natural person, from his executor or administrator, together with a certified copy of Letters Testamentary or Letters of Administration.

         4. If there be any conflicting claims concerning any money payable by Lessee under this Lease, or reasonable doubt as to whom or whether any money is payable, Lessee may discharge its obligation to pay by payment to Lessor to abide the litigation of any such matters, however, nothing contained herein in the case of adverse claims shall obligate Lessee to recognize such adverse claimant and Lessee may pay the money to Lessor. All sums payable hereunder by either party to the other are payable in lawful money of the United State of America.

         5. The parties agree that there are no brokerage fees and commissions due for bringing about the execution and delivery of this Lease, and each agrees to indemnify each other and save each other harmless of and from any and all claims for such fees and commissions.

         6. If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, respective governmental laws or regulations or other causes without fault and beyond the control of the party obligated (financial inability excepted) performance of such acts shall be excused for the period of the delay and the period for the performance of any such acts shall be extended for a period equivalent to the period of such delay provided the party is acting reasonably with due diligence.

         7. The following schedules are attached hereto and by this reference made a part of hereof.

                 Schedule A       Description of Property
                 Schedule B       Building
                 Schedule C       Rental Payment and Other Amendments
                 Schedule E       Lessor's Subordination Agreement
                 Schedule F       Lessee's Sign Plan
                 Schedule G       Prohibited Use of Premises

         8. It is understood and agreed that until this Lease is fully executed and delivered by both Lessee and by Lessor, there is not and shall not be an agreement of any kind between the parties hereto upon which any commitment, undertaking or obligation can be founded.

         9. If this Lease is being executed by an agent of the Lessor, each individual executing this Lease on behalf of such agent represents and warrants that the agent is duly authorized to execute and deliver this Lease on behalf of the Lessor, and acknowledges that Lessee is entering into this Lease in reliance of such representation

SEE SCHEDULE C for additional provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.


                                         COMBINED PROPERTIES/RESEDA ASSOCIATES
                                         LIMITED PARTNERSHIP


                                            Ronald S. Haft
                                         ---------------------------------
                                                      Ronald S. Haft
                                                      General Partner


                                                            LESSOR



                                         SUPER TRAK CORPORATION


                                         By:  R. Keith Green
                                            ------------------------------
                                                      President


                                                            LESSEE

                                   SCHEDULE A

Attached to and forming a part of that certain Indenture of Lease and Memorandum of Lease executed under date of September 29, 1993 by and between Combined Properties/Reseda Associates Limited Partnership, a Washington, D.C. limited partnership as Lessor, and TRAK CORPORATION, a Delaware corporation, as Lessee.

                            DESCRIPTION OF PROPERTY

         1.      LESSOR'S PROPERTY.        The demised premises are a portion
of Lessor's entire property, situated in the City of Reseda County of Los Angeles State of California and now commonly known as Loehmann's Plaza Shopping Center. Such property, herein referred to as "Lessor's Property", means substantially the entire property within the outer property limits shown on the Plot Plan attached hereto and made a part hereof on Page 2 of 2.

         2.      BUILDING.        Lessor's Property provides a site for a store
building in the location designated "Trak Auto" on the said Plot Plan attached. Such building is now thereon, pursuant to Schedule B hereof by Lessor for Lessee containing approximately 9,840 square feet. Said building site, building, improvements, and appurtenances, and fixtures and equipment owned by the Lessor, now or hereafter located thereon are collectively referred to in this Lease as the "premises" or "demised premises"

         3.      PARKING.         Lessee, its agents, employees, patrons and
invitees, in common with Lessor and all other tenants of portions of Lessor's Property and their respective agents, employees, patrons, and invitees shall have and are hereby granted, during the entire term of this Lease and any extension thereof, the free, uninterrupted, and non-exclusive use of sidewalks, malls, roadways, parking area, and all other common areas, which use by all users shall be for the purposes of ingress, egress, service, utilities, and parking. It is specifically understood and agreed that Lessee shall have no obligation whatsoever in connection with the ownership, maintenance, or management of the malls, roadways, parking area, or other common areas involved, and that Lessor shall manage, operate, and maintain all such common areas or cause the same to be done on its behalf, at no additional cost to Lessee except as subject to Article XIX of the Lease, and Schedule C.

         5.      COVENANTS.       All of the covenants of the Lessor contained
in this Lease shall be covenants running with the land pursuant to applicable law. It is expressly agreed that each covenant to do or refrain from doing some act on the Lessor's Property or any part thereof (a) is for the benefit of the demised premises and each person having any leasehold interest therein derived through the Lessee, and (b) shall be binding upon each successive owner, during his ownership, of any portion of the land affected thereby and each person having any interest therein derived through any owner of the land affected hereby.

EXHIBIT "A"
PROJECT:         LOEHMANN'S PLAZA
LANDLORD:        Combined Properties/Reseda Associates L/P
TENANT:          TRAK CORPORATION
STORE:           #8 = approx. 9,840 s.f.
LEASE DATED:     9/29/93

                          DESCRIPTION OF LESSOR'S WORK


         Lessor did furnish shell of building complete with the following installations for Loehmann's Plaza Shopping Center and Lessee shall be responsible for servicing, maintaining and replacing of same throughout the term of this Lease and any renewals thereof:


         (a)     Existing air conditioning and heating unit.

         (b)     Existing lighting fixtures.

         (c)     Existing bathroom.

         (d)     Existing acoustical tile ceiling.

         (e) Sewer tap(s) of normal size and capacity to service the size of Lessee's store. In the event additional sewer tap(s) are required due to Lessee's "use" of the Premises then Lessee shall bear all cost and expense with regard to acquiring and installing of same.

         It is agreed that Lessee accepts the demised premises in an "as is" basis and that any and all repairs, improvements, installations or additions necessary or required for Lessee to open for business and conduct its business from the demised premises, including but not limited to those items identified hereinbelow as part of Lessee's Work, shall be at the sole cost and expense of Lessee.

         Lessee's Work:   The term "Lessee's Work" shall mean construction
and/or completion by Lessee of an interior decor package comparable and consistent with the latest Super Trak Auto retail store prototype, the same to be constructed of good quality materials and installed in a professional workmanlike condition.



SCHEDULE B
PROJECT:         LOEHMANN'S PLAZA
LESSOR:          Combined Properties/Reseda Associates Limited Partnership
LESSEE:          TRAK CORPORATION
STORE:           #8 = approx. 9,840 s.f.
LEASE DATED:     9/29/93

                                   SCHEDULE C

Attached to and forming a part of that certain Indenture of Lease executed under date of September 29, 1993 by and between Combined Properties/Reseda Associates Limited Partnership, a Washington, D.C. limited partnership as Lessor, and TRAK CORPORATION, a Delaware corporation, as Lessee.

1.       ADDITION TO ARTICLE II, RENTAL, PARAGRAPH 1:

         (a) It is agreed that for the period October 15, 1993 through October 31, 1994, Lessee shall pay Lessor an annual minimum fixed rent of One Hundred Thirty Two Thousand Eight Hundred Forty Dollars ($132,840.00) payable in monthly installments of Eleven Thousand Seventy Dollars ($11,070.00) payable, in advance, on or before the first day of each full calendar month.

         (b) Commencing as of November 1, 1994 and thereafter each and every third calendar year throughout the Lease term and option term, if any, as of November 1st of each and every third calendar year, (said November 1, 1994, and each of the third anniversaries thereof each being a "date of adjustment"), the minimum fixed rent shall be increased by ten percent (10%) of the minimum fixed rent payable in the immediately preceding twelve (12) month period.

         Notwithstanding the foregoing, in consideration of Lessee accepting the Demised Premises "as is", and provided Lessee has performed all of its obligations under the Lease to be performed and is not in default of the Lease. Lessor agrees to contribute to Lessee the sum of One Hundred Ninety Thousand Eighty and 00/100 Dollars ($190,080.00) which sum shall be credited to the Rental Account of Lessee commencing on the Commencement Date until credited in full by amortizing the same dollar for dollar, out of those initial payments of minimum fixed rent and other charges due from Lessee under this Lease and said credit shall be maintained on the Rental account of Lessee for so long as Lessee has complied with the provisions of this Lease and is not in default thereof, but in no event to exceed in the aggregate the sum of One Hundred Ninety Thousand Eighty and 00/100 Dollars ($190,080.00).

         (c) Notwithstanding the foregoing, minimum fixed rent and other payments called for hereunder shall not commence to accrue until that date ("the Rent Commencement Date") which is January 15, 1994.

3. ADDITION TO ARTICLE VII, COVENANTS AGAINST LIENS, PARAGRAPH 1 (REAL PROPERTY TAX):

         In addition to the rental set forth herein, Lessee agrees to pay to Lessor each lease year the sum of Twelve Thousand Eight Hundred Ninety and 40/100 Dollars ($12,890.40) to be paid in equal monthly installments in the amount of One Thousand Seventy Four and 20/100 Dollars ($1.074.20), on the first day of each month, in advance, along with Lessee's payment of rental. Said sum represents Lessee's contribution toward real estate taxes on the demised premises, as per Lessor's real estate tax schedule for CY 1993. In the event the real estate taxes on the land and buildings within the area described in the plot plan attached to Schedule A or such other land and buildings now or hereafter forming a part of the Shopping Center shall be increased in any tax year during term of this Lease, by reason of an increase in the tax rate or an increase in the assessed valuation, over the amount of taxes due and payable for CY 1993 then Lessee shall pay to Lessor as additional rent, within thirty
(30) days after receiving notice form Lessor that such taxes are payable, its proportionate share of said increases and, thereafter, Lessee shall pay said increases on a monthly basis along with other payments called for herein. Lessee's share of the aforesaid increases shall be calculated by multiplying said increase by a fraction, the numerator of which is the square foot area of the demised premises and the denominator of which is the total number of square feet of net leasable first floor area of all buildings in the Shopping Center. The square footage of any new building(s) hereafter constructed and forming a part of the Shopping Center shall only be included in the proceeding calculations once the same has been leased for the first time.

4.       ADDITION TO ARTICLE X, INSURANCE, PARAGRAPH 2:

         Lessee shall, for the term of this Lease, pay its pro rata share of Lessor's fire and extended coverage insurance premium and public liability insurance which shall be included as common area maintenance costs under
Article XIX.

5. ADDITION TO ARTICLES XVII AND XVIII, LESSEE'S DEFAULT IN RENT; OTHER DEFAULTS BY LESSEE

         In addition to any other remedies available to Lessor hereunder, if any rental payable by Lessee to Lessor shall be and remain unpaid for more than fifteen (15) days after Lessor has given Lessee written notice that the same has not been paid, or if Lessee shall violate or be in default of any of the other covenants, agreements, stipulations or conditions herein and such violation or default shall continue for a period of thirty (30) days after written notice of such violation or default, then it shall be optional for Lessor to declare this Lease forfeited and said term ended, and to re-enter the demised premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Lessor shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding such re-entry, Lessee shall remain liable for any rent or damages which may be due or sustained prior thereto, and Lessee shall pay the amount of rent reserved under this Lease at the times herein stipulated for payment of rent for the balance of the term, which rent shall become all due and payable on demand, less any amount received by Lessor during such period from others to whom the premises may be rented on such terms and conditions and at such rentals as Lessor in its sole discretion shall deem proper. It is further understood that Lessee will pay all costs and expenses of collection and reasonable attorney's fees on any part of said rental that may be collected by an attorney, and further, in the event that Lessee fails to promptly and fully perform and comply with each and every condition and covenant hereunder, and the matter is turned over to Lessor's attorney, Lessee shall pay Lessor a reasonable attorney's fee plus costs, where necessary whether suit is instituted or not.

6.       ADDITION TO ARTICLE XIX, COMMON AREA MAINTENANCE, PARAGRAPH 3:

         (a) Lessee agrees to pay to Lessor for each lease year during the term hereof, in equal monthly installments at the same time as the minimum fixed rent (and pro-rata for any portion of a month), as a minimum contribution toward the shopping Center's Common Areas Operating Cost, (hereinafter defined), the sum of Fourteen Thousand Two Hundred Sixty Eight and 00/100 Dollars ($14,268.00) each lease year, with no offsets, to be paid in equal monthly installments in the amount of One Thousand One Hundred Eighty Nine and 00/100 Dollars ($1,189.00), (hereinafter "minimum contribution") (said sum computed at the rate of One and 45/100 ($1.45/per square foot of the demised premises). For the purpose of this subsection (a), the Shopping Center's Common Areas Operating Cost means the total cost and expense incurred in maintaining, operating, repairing and replacing the parking and other exterior common areas, the roof and the exterior walls of the buildings in the Shopping Center and those areas of the Shopping Center which house mechanical, electrical or other equipment or are otherwise determined by Lessor from time to time to be used in operating or maintaining the Shopping Center, specifically including but not limited to, if provided and without limitation, the cost of maintaining, operating, repairing, replacing and repaving the common areas, gardening and landscaping, the cost of fire and extended coverage insurance and public liability and property damage insurance, water and sewer charges, repairs, lighting, security, sanitary control, removal of ice, snow, trash rubbish, garbage and other refuse, cleaning, directional signs, pavement markings, parking lot striping, depreciation on machinery, equipment and furnishings used in such operation and maintenance, the cost of personnel to implement such services, to direct parking, and to police the said portion of the common areas and facilities, utilities, legal fees, accounting fees, and other professional fees. In addition, as a management and administrative fee, Lessee shall pay in equal monthly installments as aforesaid two percent (2%) of the Minimum Guaranteed Rent due for each lease year during the term.

         (b) Lessee's management and administrative fee pursuant to subsection (a) above is presently in the monthly amount of Two Hundred Thirteen and 20/100 Dollars ($213.20).

         (c) Upon the commencement of each lease year during the term hereof, Lessee's minimum contribution(s) shall be increased based upon either
(i) an amount equal to Lessee's proportionate share of the excess costs, as hereinafter defined, or (ii) the increase in the Consumer Price Index, as hereinafter defined, whichever increase shall be the greatest. (Lease year used herein means calendar year.)

         Excess costs and Lessee's proportionate share of such excess costs shall have the meaning and be calculated as follows:

         If in any lease year or portion thereof, the aforesaid total costs and expense comprising the Shopping Center's Common Areas Operating Cost exceeds;

         (1) With respect to the said Shopping Center's Common Areas Operating Cost, One and 45/100 Dollars ($1.45) per square foot times the total number of square feet of tenancies in the Shopping Center that are obligated to pay the Shopping Center's Common Areas Operating Costs (such excess being referred to as "excess costs").

         Then, and so often as such event shall occur, Lessee's proportionate share of such excess costs shall be calculated as follows:

         (a) with respect to the said Shopping Center's Common Areas Operating Costs, said excess costs shall be multiplied by a fraction, the numerator of which is the square foot area of the demised premises and denominator of which is the total number of square feet of tenancies in the Shopping Center that are obligated to pay the Shopping Center's Common Areas Operating Cost;

         The Consumer Price Index shall mean the "Consumer Price Index For Urban Wage Earners And Clerical Workers (1982-84=100) for All Items, U.S. City Average", issued by the Bureau of Labor Statistics of the United States Department of Labor. In event the Consumer Price Index is not available, or is discontinued, then any successor or substitute index shall be used for the computations herein set forth. In computing the increase in the Consumer Price Index, the amount of increase shall be based upon the percentage increase in the Consumer Price Index from the date of the Lease through to the date of adjustment.

         Within fifteen (15) days from the date of billing by Lessor, Lessee shall pay Lessee's proportionate share of such excess costs or the increase above Lessee's minimum contribution(s) as calculated by the increase in the Consumer Price Index and thereafter Lessee shall pay it's proportionate share of such excess costs or the increase as calculated by the increase in the Consumer Price Index in equal monthly installments along with the payment of its minimum contribution(s), the combined amount being Lessee's new minimum contribution(s) until further adjusted as herein provided.

7.       ESTOPPEL CERTIFICATES:

         Each party shall, from time to time upon not less than fifteen (15) days prior written notice from the other which shall be accompanies by an estoppel certificate signed by the requesting party, executed acknowledge and deliver to the other a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other hereunder, or specifying such defaults if any are claimed, and (c) setting forth the date of commencement of rents and expiration of the term hereof. Any such statement may be relied upon by any prospective purchaser, encumbrance, assignee, or subtenant of all or any portion of the real property of which the premises are a part.

8.       MODIFICATION TO SHOPPING CENTER:

         Lessor reserves the right at any time and from time to time (a) to make or permit changes or revisions in the shopping center including additions to , subtractions from, rearrangements of, alterations of, modifications of or supplements to the building areas, walkways, parking areas, driveways or other common areas, provided that the size or configuration of the demised premises shall not be reduced or changed and that any such changes or revisions shall not materially affect ingress or egress to the demised promises or the visibility of the demised premises, (b) to construct other buildings or improvements in the shopping center and to make alterations thereof or additions thereof on any such building or buildings and to build adjoining same. It is agreed that Lessor's implementation of its rights under this paragraph shall not materially interfere with the operation of Lessee's business in the demised premises. Lessor must take reasonable precautions to prohibit commuters and office help from parking on the common areas of Lessor's Property other than in designated areas. Lessor shall not permit the parking areas or other common areas to be used for carnivals or other similar activities.

9.       INDEMNIFICATION:

         (a) Lessee agrees to and does hereby indemnify and defend Lessor and save it harmless and defend if from and against any and all claims, actions, damages, liability and expense, including attorney's and other professional fees, in connection with loss of life, personal injury and/or damage to property arising within the premises and the sidewalks and loading areas adjacent to the Demised Premises.

         (b) Lessor agrees to and does hereby indemnify and defend Lessee and save it harmless from and against any and all claims, acts, damages, liability and expense, including attorneys and other professional fees, in connection with loss of life, personal injury and/or damage to property occurring within the common areas of the shopping center and outside of the premises except the sidewalks and loading areas adjacent to the Demised Premises.

10.      LIABILITY:

         Lessor, or its agents, shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, or snow or leaks from any part of the demised premises or other parts of the building of which the premises are a part, including the roof, or from the pipes, conduits, appliances or plumbing works, or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence or willful acts of Lessor, its agents, servants, or employees. All personal property and equipment located in the demised premises shall be at the risk of Lessee.

11.      ADDITION TO ARTICLE XI, ASSIGNMENT AND SUBLETTING, PARAGRAPH 1:

         (a) Lessee shall have the right without Lessor's consent to enter into an assignment of this Lease, or a sublease of the premises, to any corporation which is owned by or closely affiliated with the Dart Group Corporation, or to any subsidiary corporation of Lessee, or Lessee's parent corporation, or to any corporation succeeding to substantially all the assets of Lessee as a result of a consolidation or merger, or to a corporation to which all or substantially all the assets of Lessee have been sold. If Lessee desires to assign or sublet all or any part of this Lease or the premises to anyone else, Lessee shall first notify Lessor in writing of its intentions (Lessee's notice). Thereafter, Lessor shall have the option, exercisable in writing within thirty (30) days of receipt of Lessee's notice, to terminate this Lease. If Lessor does not timely exercise its option to terminate, Lessee may freely assign this Lease or sublet all or any part of the premises provided, however, Lessee shall continue to remain liable and obligated under all the term, conditions and provisions hereof, In the event of an assignment or a sublease made in accordance with this paragraph, the assignee or sublessee may use the premises for any lawful retail use except for any use which is: (a) a restaurant; (b) obnoxious or burdensome due to the emission or conduction of noise, smoke, dust or odors; or
(c) requires a special use permit, special exception or variance any of which would have an adverse impact or impose any requirements upon the Shopping Center, or which would require a reclassification of the Shopping Center or any part thereof under applicable local zoning or building codes; or (d) increases the demand or requirements for parking for the Shopping Center over that required for the use set forth in Article V; or (e) is categorized as primarily service and non-retail such as a medical, dental or tax preparation service; or
(f) is categorized as an amusement or entertainment in nature or a place of public assembly; or (g) conflicts with any primary use of any other then existing tenant in the Shopping Center; or (h) violates the provisions of
Schedule 3 hereto. In the event of any such assignment or sublet, Lessor reserves the right to require a change in the percentage rent payable hereunder, according to industry standards.

         (b) Notwithstanding anything to the contrary contained in this Article, Lessee shall have the right to sublet up to fifty percent (50%) of the premises provided that said sublessee uses the sublet portion of the premises for the sale of merchandise presently or previously sold by Lessee.

12.      ADDITIONAL PROVISIONS:

         A)  PAYMENT TO LESSOR AND LATE CHARGE FEES.

         Lessee will promptly pay all rental and other payments called for herein when and as the same shall become due and payable. If Lessor shall pay any monies, or incur any expenses in connection with any violation of the covenants herein set forth, the amounts so paid or incurred shall at Lessor's option, and on notice to Lessee, be considered additional rental payable by Lessee with the first installment of minimum fixed rent thereafter to become due and payable, and may be collected and enforced by Lessor as rent. All sums of money or charges payable by Lessee to Lessor under this Lease shall be paid when due, without any deductions or offsets whatsoever, and the failure to pay such charge carries the same consequences as Lessee's failure to pay rent. Any payments of rental or other charges by Lessee or acceptance by Lessor of a lesser amount than shall be due from Lessee to Lessor shall be treated as a payment on account. The acceptance by Lessor of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Lessor may accept such check without prejudice to any other rights or remedies which Lessor may have against Lessee.

         In the event said payments are not received by the Lessor by the 10th day of the month in which said payments are due, then Lessee agrees to pay to Lessor, upon demand, a late charge fee of One Hundred Dollars ($100.00) for each such late payment to cover extra expenses incurred by Lessor in handling delinquent payments. In addition to the late charge fee referred to above, any and all payments in arrears shall bear interest, payable as rent to Lessor at the rate of fifteen percent (15%) per annum or, or at Lessor's option, at the rate of two percent (2%) above the prevailing prime interest rate as posted by Riggs National Bank of Washington, D.C. The provisions of this section are cumulative and shall in no way restrict the other remedies available to Lessor. In the event of Lessee's default as provided for under this Lease.

         (B)  LIMITATION OF LESSOR'S LIABILITY.

         Lessor shall not be liable to Lessee for Lessee's loss of business, or other consequential loss or damage, whether resulting from failure of utilities, services, or otherwise. It is understood and agreed that the liability of Lessor hereunder shall be limited solely to the assets and property of the Shopping Center; that no general partner of Lessor shall be personally liable with respect to any claim arising out of or related to this Lease; and that a deficit capital account of a partner of Lessor shall not be deemed an asset or property of the Shopping Center.

         (C)  APPLICABLE LAW - WAIVER OF TRAIL BY JURY.

         The covenants, conditions and provisions of this Lease shall be construed under the laws of the State of California.

         The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the premises, and/or any claim for injury or damage.

         (D)  MERCHANTS ASSOCIATION

         In the event a Merchants Association is formed or a promotional program established, Lessee agrees to contribute to said Association or promotional program, Ten Cents ($.10) per square foot per annum, of the demised Premises.

13.      ADDITION TO ARTICLE V, USE, PARAGRAPH 5:

         (a) Lessee shall not install any exterior sign without obtaining Lessor's written consent, which consent shall not be unreasonably withheld or delayed. Lessor hereby approves Lessee's trade name and Lessor hereby approves of the installation of said sign above the storefront of the demised premises.

         (c) Lessor warrants and represents that it has no knowledge of any sign ordinance, law, rule or regulation which would preclude Lessee from installing any signs contemplated herein.

15.      RELOCATION RIGHT.

         Throughout the term of this lease and any renewal, Lessor shall have the right to require Lessee to relocate Lessee's store to another location ("Relocation Premises") in the Shopping Center. The Relocation Premises shall contain approximately 10,000 square feet. The minimum fixed rent and other charges and payments set forth under this Lease shall remain unchanged regardless of any increase or decrease in the size of Lessee's store. Lessor shall give Lessee thirty (30) days prior written notice to relocate Lessee's store and upon the expiration of said thirty (30) days Lessee shall have no further right to occupy the Demised Premises. Lessee's failure to vacate the Demised Premises upon the expiration of said thirty (30) day period shall constitute a default. In consideration of Lessee agreeing to accept the Relocation Premises, Lessor agrees to reimburse Lessee for all costs related to relocation of the Demised Premises, including but not limited to, moving expenses and the unamortized cost of Lessee's actual non- movable leasehold improvements in the Demised Premises. After any such relocation, this Lease shall remain in full force and effect in accordance with its terms except that the Demised Premises herein set forth shall be redefined as the store to which Lessee has been relocated.

17.      EXISTING TENANT IN POSSESSION.

         Lessee understands that the Demised Premises is presently occupied by an existing tenant under the terms of a Temporary Occupancy Agreement dated June 10, 1993. Accordingly, immediately following full execution of this Lease by the parties, Lessor shall use its best efforts to regain possession of the Demised Premises. In the event Lessor is delayed in delivering possession of the Demised Premises on October 15, 1993, the Commencement Date, the Rent Commencement Date, and all other dates in the Lease shall be adjusted on a day to day basis for the period of any such delay. Furthermore, notwithstanding anything to the contrary, in the event Lessor is unable to deliver possession of the Demised Premises as provided herein by September 15, 1994, either party shall at any time following said September 15, 1994, have the right to terminate this Lease upon written notice to the other as herein provided. In the event Lessor is able to secure and deliver possession of the Demised Premises prior to October 15, 1993, Lessor shall give Lessee five (5) days prior written notice of the date the Demised Premises shall be available to Lessee and Lessee shall be obligated to accept delivery as of that date and the Commencement Date, the Rent Commencement Date and all other dates in the Lease shall be adjusted to the date of such early delivery.

                                   SCHEDULE D

                        LESSOR'S SUBORDINATION AGREEMENT

         This Agreement between --------------------------------------
hereafter called "Lessor, and ------------------------ hereinafter called "Secured Party":

         1.      By Lease dated ------------------, Lessor has leased to
- - ------------------------, as Lessee, premises located at ---------------------
(hereinafter referred to as the "premises")

         2. By this instrument, subject to the terms and provisions hereinafter set forth, Lessor hereby subordinates its landlord's liens and security interest contractual and statutory, to the security interest arising in favor of the undersigned Secured Party as to the personal property listed and described on attached Exhibit "A" (said personal property being herein referred to as the "Encumbered Removable Trade Fixtures").

         3. In the event that Lessor shall terminate said Lease or terminate Lessee's right to possession under said Lease prior to the expiration of the term for which the premises thereunder were leased or any extension thereof, or in the event the Lessee abandons said premises prior to the expiration of term for which said premises were leased or any extension thereof Lessor may, in any such event at any time after such event give written notice to the undersigned Secured Party to perform Secured Party's removal duties (hereinafter stated in Article 4) and repair duties (hereinafter stated in Article 5).

         4. The undersigned Secured Party agrees that upon receipt of such notice under Article 3 it shall remove all of said Encumbered Removable Trade Fixtures from the premises, whether or not Lessee is in default under any note or security agreement held by Secured Party, the aforesaid removal (and the performance of any repair duties of Secured Party as hereinafter stated in
Article 5) to be completed within a period of fifteen (15) days from its receipt of any such notice. In the event, however, that within the aforesaid period of time, either not all of said Encumbered Removable Trade Fixtures shall have been removed from the premises or Secured Party has not completed the aforesaid repair duties of Secured Party set forth in Article 5 of this instrument then the following shall apply: (i) this subordination by Lessor shall automatically cease and thereupon the statutory and contractual liens and security interests of Lessor and the mortgagee shall automatically be prior an superior to any and all security interests ( and other rights, if any) in said Encumbered Removable Trade Fixtures in favor of the undersigned Secured Party,
(ii) the undersigned Secured Party shall not thereafter remove any of said Encumbered Removable Trade Fixtures without the prior written permission of Lessor, (iii) Lessor shall be permitted (but not obligated) to foreclose on such Encumbered Removable Trade Fixtures (without court proceedings) at any time after expiration of the aforesaid period of notice from Lessor to Secured Party upon ten (10) days' notice to both Lessee (given in the manner and to the place stated in said Lease) and Secured Party (given in manner and to the place stated above in this Article 4) advising of the time and place of said sale.

         5. In the event of removal from said premises of any of said Encumbered Removable Trade Fixtures by Secured Party, Lessee and Secured Party, jointly and severally, agree to promptly repair all damage to the premises caused by such removal, and to leave said premises in a safe and sanitary condition.

         EXECUTED this the ------------- day of --------------------, 19--- in multiple counterparts each of which shall have the force and effect of an original.

- - ------------------------------    ------------------------------

By----------------------------    By----------------------------
Authorized Agent                  Authorized Agent

Title:------------------------    Title:------------------------
                        LESSEE                            LESSOR

- - ------------------------------

By----------------------------
Authorized Agent

Title:------------------------

Address:----------------------

        ----------------------
                 SECURED PARTY

                                  SCHEDULE "F"

Notwithstanding anything contained herein to the contrary and subject to conformance with local codes, Lessor hereby approves Lessee's us of its typical "Super Trak" signage, including stylized lettering and logo as shown on this Schedule "F" page 1, for installation on Lessee's storefront, subject to the conformance with governmental regulations, and provided the same otherwise conforms to, and is installed in accordance with, Lessor's sign criteria set forth on Schedule "F" pages 2 through 4.

                           PROHIBITED USE OF PREMISES


         Lessee hereby covenants that throughout the term of its Lease, any renewals or extensions thereof, the Demised Premises, in whole or in part, will not be used or operated directly or indirectly for the business of:

         (a)     A retail super market.

         (b)     A restaurant which features Italian food.

         (c) The display and sale, at discount, of women's clothing or furnishings.

         (d)     The sale, at discount, of junior ready-to-wear clothes.

         (e)     The operation of a drugstore and/or prescription pharmacy.

         (f)     The sale of liquor for off-premises consumption.

         (g) The sale of alcoholic beverages, liquor, beer and/or wine for on-site consumption other that a restaurant.

         (h)     Music store engaged primarily in the sale of records.

         (i)     Camera shop or drive-up photo supply store.

         (j)     Theatre or bowling alley.

         (k)     Second-hand or thrift store.

         (l)     A store for the sale of non-prepackaged doughnuts.

         (m)     A "Sub" shop.

         (n)     The sale of high-fashion/high-price ladies footwear.

         (o)     The operation of a dry cleaners and shirt laundry.

         (p) A store whose primary use is the sale of large size women's ready-to-wear apparel.


         In the event such covenants shall be breached, Lessee agrees to take those steps necessary to correct any such violation of such covenants and Lessor shall be entitled to injunctive relief or other appropriate remedy at law or in equity, by statute or otherwise, as Lessor may elect.





                                  SCHEDULE "G"

         Consisting of one page, attached to and made a part of the Lease Agreement by and between COMBINED PROPERTIES/RESEDA ASSOCIATES LIMITED PARTNERSHIP, LESSOR and TRAK CORPORATION, LESSEE, dated 9/29/93.

(200) Loehmann's Plaza